SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 9. Regulation FD Disclosure

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

A presentation was made to the Shareholders of WesBanco, Inc. at the Annual Shareholders Meeting, held on  April 21,  2004, in Wheeling, WV. A copy of this presentation is being furnished as Exhibit 99.1 in this Form 8-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

April 22, 2004	/s/ Paul M. Limbert
Date	Paul M. Limbert
President & Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Presentation by WesBanco, Inc., presented on April 21, 2004.